[Draft--5/10/96]











                                [      ] Shares

                                AMERIKING, INC.

                                 Common Stock


                          U.S. UNDERWRITING AGREEMENT


                                                               June   , 1996


SMITH BARNEY INC.
PAINEWEBBER INCORPORATED
EVEREN SECURITIES, INC.

         As Representatives of the Several Underwriters

c/o  SMITH BARNEY INC.
         388 Greenwich Street
         New York, New York 10013

Ladies and Gentlemen:

                  AmeriKing, Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of [ ] shares of its common stock, par value $0.01 per share (the "Firm Shares"), to the several Underwriters named in Schedule II hereto (the "U.S. Underwriters") for whom Smith Barney Inc., PaineWebber Incorporated and EVEREN Securities, Inc. are acting as representatives (the "Representatives"). In addition, solely for the purpose of covering over-allotments, the persons named in Schedule I hereto (the "Selling Stockholders") propose to sell to the U.S. Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional [ ] shares (the "Additional Shares") of the Company's common stock. The Company and the Selling Stockholders are hereinafter sometimes referred to as the "Sellers." The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Company's common stock, par value $0.01 per share, including the Shares and the International









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                                                                          2








Shares (as defined herein), is hereinafter referred to as the "Common Stock."1

                  It is understood that the Company and the Selling Stockholders are concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International Underwriting Agreement"), providing for the sale of [ ] shares of the Common Stock by the Company (the "International Shares"), through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Smith Barney Inc. and PaineWebber Incorporated are acting as lead managers (the "Lead Managers"). The International Shares and the Shares, collectively, are herein called the "Underwritten Shares."

                  The Company and the Selling Stockholders also understand that the Representatives and the Lead Managers have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the Managers a portion of the International Shares or sell to the Managers a portion of the Shares. The Company and the Selling Stockholders understand that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the International Underwriting Agreement.

                  The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

- -------------------
1 This Agreement contemplates that (i) only the U.S. Underwriters will buy in the Green-Shoe and (ii) only Selling Stockholders will sell in the Green-Shoe. The Selling Stockholders will be made parties to the International Underwriting Agreement, however, because they will still make representations, agree to covenants, and give indemnifications.









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                                                                          3








                  1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including prospectuses subject to completion, relating to the Underwritten Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by post-effective amendment, and any registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Act relating to the offering covered by the
initial registration statement (file number [333-   ])(the "Rule 462(b)
Registration Statement"). The term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement, or, if the prospectuses included in the Registration Statement omit information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectuses" as used in this Agreement means the prospectuses in the forms included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectuses" as used in this Agreement means the prospectuses subject to completion in the forms included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectuses shall have been amended from time to time prior to the date of the Prospectuses.

                  It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons (the "U.S. Prepricing Prospectus" and the "U.S. Prospectus," respectively), and a Prepricing Prospectus and a Prospectus relating to the International Shares which are to be offered and sold outside the United States or Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus," respectively). The










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                                                                          4








U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses," and the U.S. Pre- pricing Prospectus and the International Prepricing Prospectus are herein called the "Prepricing Prospectuses." For purposes of this Agreement: "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable; "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction; and "Canada" means Canada and its territories, its possessions and other areas subject to its jurisdiction.

                  2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each U.S. Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders contained herein and subject to all the terms and conditions set forth herein, each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ [ ] per share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof).

                  The Selling Stockholders also agree, subject to all the terms and conditions set forth herein, to sell to the U.S. Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders contained herein and subject to all the terms and conditions set forth herein, the U.S. Underwriters shall have the right to purchase from such Selling Stockholders at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised prior to 9:00 p.m., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on









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                                                                          5








the next business day thereafter when the New York Stock Exchange is open for
trading), up to an aggregate of [      ] Additional Shares from the Selling
Stockholders (the maximum number of Additional Shares that each of them agrees to sell upon the exercise by the U.S. Underwriters of the over-allotment option is set forth opposite their respective names in Schedule I). Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm shares. The number of Additional Shares which the U.S. Underwriters elect to purchase upon any exercise of the over-allotment option shall be provided by each Selling Stockholder in proportion to the respective maximum numbers of Additional Shares that each such Selling Stockholder has agreed to sell. Upon any exercise of the over-allotment option, each U.S. Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be sold by each Selling Stockholder as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company.

                  Certificates in transferable form for the Additional Shares that each of the Selling Stockholders agrees to sell pursuant to this
Agreement have been placed in custody with [    ] (the "Custodian") for delivery
under this Agreement pursuant to a Custody Agreement and Power of Attorney
(the "Custody Agreement") executed by each of the Selling Stockholders
appointing [    ] and [    ] as agents and attorneys-in-fact (the
"Attorneys-in-Fact"). Each Selling Stockholder agrees that (i) the Additional Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the U.S. Underwriters, the Company and each other Selling Stockholder, (ii) the arrangements made by the Selling Stockholders for such custody are, except as specifically provided in the Custody Agreement, irrevocable, and (iii) the obligations of the Selling Stockholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of any Selling Stockholder or the occurrence of any other event or, if the Selling Stockholder is not a natural person, upon any










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                                                                          6








dissolution, winding up, distribution of assets or other event affecting the legal existence of such Selling Stockholder. If any Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the Additional Shares hereunder or if the Selling Stockholder is not a natural person, shall dissolve, wind up, distribute assets or if any other event affecting the legal existence of such Selling Stockholder shall occur before the delivery of the Additional Shares hereunder, certificates for the Additional Shares of such Selling Stockholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity, dissolution, winding up or distribution of assets or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any U.S. Underwriter shall have received notice of such death, incapacity, dissolution, winding up or distribution of assets or other event. Each Attorney-in-Fact is authorized, on behalf of each of the Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Additional Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates for such Additional Shares, to receive the proceeds of the sale of such Additional Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Stockholder in connection with the sale and public offering of such Additional Shares, to distribute the balance thereof to such Selling Stockholder, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney- in-Fact agrees to perform his duties under the Custody Agreement.

                  Each U.S. Underwriter represents, warrants, covenants and agrees that, except as contemplated under Section 2 of the Agreement Between U.S. Underwriters and Managers dated the date hereof, (i) it is not purchasing any Shares for the account of anyone other than a U.S. or Canadian Person,
(ii) it has not offered or sold, and will not offer, sell, resell or deliver, directly or indirectly, any Shares or distribute any U.S. Prospectus outside the United States or Canada or to anyone other than a U.S. or Canadian Person, and (iii) any offer of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the relevant province of Canada in which such offer is made.










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                                                                          7









                  3. TERMS OF PUBLIC OFFERING. The Sellers have been advised by you that the U.S. Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the U.S. Prospectus.

                  4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the U.S. Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., [388 Greenwich Street, New York, NY 10013], at 10:00 A.M., New York City time, on June [ ], 1996 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

                  Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the U.S. Underwriters to the Attorneys-in-Fact of the U.S. Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Attorneys-in-Fact.

                  Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates and stockpowers evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.










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                                                                          8









                  5. AGREEMENTS OF THE COMPANY. The Company agrees with the several U.S. Underwriters as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                  (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectuses or the Prospectuses or for additional information;
(ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, that makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (c) The Company will furnish to you, without charge, four signed copies of the Registration Statement as










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                                                                          9








originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, and of any Rule 462(b) Registration Statement and any amendment thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, and of any Rule 462(b) Registration Statement and any amendment thereto, as you may reasonably request.

                  (d) The Company will not (i) file any amendment to the Registration Statement, any Rule 462(b) Registration Statement or amendment thereto, or make any amendment or supplement to the Prospectuses of which you shall not previously have been advised or to which you shall object after being so advised or (ii) so long as, in the opinion of counsel for the U.S. Underwriters, a prospectus is required to be delivered in connection with sales by any U.S. Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Representatives of the U.S. Underwriters, prior to or concurrently with such filing.

                  (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the U.S. Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

                  (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel for the U.S. Underwriters a U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer, the Company will expeditiously deliver to each U.S. Underwriter and each dealer, without charge, as many copies of the U.S. Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the U.S. Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by










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                                                                          10








the several U.S. Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the written opinion of counsel for the U.S. Underwriters is required to be set forth in the U.S. Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the U.S. Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto and will expeditiously furnish to the U.S. Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several U.S. Underwriters, agree that the U.S. Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (g) The Company will cooperate with you and with counsel for the U.S. Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several U.S. Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period,









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                                                                          11








which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the Nasdaq National Market, and (ii) from time to time such other information concerning the Company as you may request.

                  (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the U.S. Underwriters because of any failure or refusal on the part of the Company or any of the Selling Stockholders to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the U.S. Underwriters) incurred by you in connection herewith.

                  (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectuses.

                  (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                  (m) For a period of 180 days after the date hereof (the "Lock-up Period"), the Company will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) or grant any options or warrants to purchase Common Stock, except for the sale of Shares to the U.S. Underwriters pursuant to this Agreement and the Managers pursuant to the International Underwriting Agreement.

                  (n) The Company has furnished or will furnish to you "lock-up" letters, in the form attached hereto as Annex [ ], signed by each of its current officers and









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                                                                          12








directors and each holder of capital stock of the Company immediately prior to the offerings contemplated hereby (including holders of options and warrants exercisable into shares of Common Stock) (other than the Selling Stockholders who shall be bound pursuant to Section 6(d)).

                  (o) Except as stated in this Agreement and in the International Underwriting Agreement and in the Prepricing Prospectuses and Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (p) The Company will use its best efforts to have the Common Stock listed, subject to notice of issuance, on the Nasdaq National Market concurrently with the effectiveness of the registration statement.

                  (q) The Company shall take or cause to be taken such actions as are necessary or required to cause the Recapitalization (the
"Recapitalization"), as described in the Prospectuses under the caption "Description of Capital Stock--The Recapitalization", to occur on or prior to the closing hereunder on the Closing Date.

                  6. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders agrees with the several U.S. Underwriters as follows:

                  (a) Such Selling Stockholder will cooperate to the extent necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest possible time.

                  (b) Such Selling Stockholder will pay all Federal and other taxes, if any on the transfer or sale of such Shares that are sold by the Selling Stockholder to the U.S. Underwriters.

                  (c) Such Selling Stockholder will do or perform all things required to be done or performed by the Selling Stockholder prior to any Option Closing Date to satisfy all conditions precedent to the delivery of the Additional Shares pursuant to this Agreement.

                  (d) During the Lock-up Period, such Selling Stockholder will not, without the prior written consent of








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                                                                          13








Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) or grant any options or warrants to purchase Common Stock, except for the sale of Shares to the Underwriters pursuant to this Agreement and the Managers pursuant to the International Underwriting Agreement. In addition, each Selling Stockholder hereby (i) waives any rights it may have to cause the Company to register pursuant to the Act shares of Common Stock owned by such Selling Stockholder in connection with the offerings contemplated hereby and (ii) during the Lock-up Period, such Selling Stockholder will not exercise any such registration rights and such Selling Stockholder agrees that the Company shall not be obligated to register any shares in violation of this Agreement.

                  (e) Except as stated in this Agreement and the International Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, such Selling Stockholder has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (f) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations or of the happening of any event or any change in information relating to such Selling Stockholder or the Company or any new information relating to the Company or relating to any matter stated in the Prospectuses or any amendment or supplement thereto which comes to the attention of such Selling Stockholder that suggest that any statement made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law.

                  (g) Such Selling Stockholder shall take or cause to be taken such actions as are necessary or required to cause the Recapitalization to occur on or prior to the closing hereunder on the Closing Date.

                  7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each U.S. Underwriter that:

                  (a) Each U.S. Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                  (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto or any Rule 462(b) Registration Statement or amendment thereto shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information relating to any U.S. Underwriter or Manager furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers expressly for use therein.

                  (c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the U.S. Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectuses.

                  (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole (a "Material Adverse Effect").

                  (e) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed in an exhibit to the Registration Statement. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of such Subsidiary; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or together encumbrance.

                  (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject that are required to be described in the Registration Statement or the Prospectuses but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

                  (g) Neither the Company nor any of the Subsidiaries is in
(i) violation of its certificate or articles of incorporation or by-laws, or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or
(iii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement (including, without limitation, any franchise agreement), indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default.

                  (h) Neither the offer, issuance, sale and delivery of the Shares, the consummation of the Recapitalization, the execution, delivery or performance of this Agreement, the International Underwriting Agreement, the Recapitalization Agreement (as hereinafter defined), the Termination Agreement (as hereinafter defined), the New Credit Facility (as hereinafter defined, the PMI Agreement (as hereinafter defined) and [ ] (this Agreement and such other agreements being referred to collectively as the "Transaction Agreements") by the Company nor the consummation by the Company or the Selling Stockholders of the transactions contemplated by the Transaction Agreements (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement (including, without limitation, any franchise agreement), indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                  (i) The accountants, Deloitte & Touche LLP, who have certified or shall certify the financial statements included in the Registration Statement and the Prospectuses (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                  (j) (i) The Company's historical financial statements, together with related schedules and notes included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the Company and the Subsidiaries, each on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; and such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; (ii) the Company's pro forma consolidated financial statements, together with the related notes included in the Registration Statement and Prospectuses (and any amendment or supplement thereto), present fairly the information and data set forth therein, each on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; and such pro forma consolidated financial statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein, and based on reasonable assumptions, and comply in all material respects with the requirements of the Act; (iii) the historical statements of restaurant contribution for the restaurants purchased by the Company, together with related schedules and notes included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), present fairly restaurant contribution for each Burger King restaurant acquired by the Company to date, each on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply and such historical schedules and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and (iv) the other historical and pro forma, financial and statistical information and data set forth in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with the books and records of the Company and its subsidiaries. [to be modified as necessary]

                  (k) The execution and delivery of, and the performance by the Company of its obligations under, each of the Transaction Agreements have been duly and validly authorized by the Company, and each of the Transaction Agreements has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                  (l) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock of the Company, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any development having or which may reasonably be expected to have, a Material Adverse Effect.

                  (m) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectuses as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectuses or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectuses as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases.

                  (n) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectuses, the Prospectuses or other materials, if any, permitted by the Act.

                  (o) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectuses, subject to such qualifications as may be set forth in the Prospectuses; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectuses; and, except as described in the Prospectuses, none of such Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

                  (p) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (q) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectuses.

                  (r) The Company and each of the Subsidiaries have filed all material tax returns required to be filed, which returns are true, complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

                  (s) Except as described in the Prospectuses, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement, or otherwise. No such rights with respect to shares of Common Stock not listed in Schedule I hereto were exercised nor will be exercised in connection with the sale of the Shares and for a period of 180 days after the date hereof. Except as described in or contemplated by the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Stock of the Company or any security convertible into or exchangeable or exercisable for Common Stock of the Company.

                  (t) (i) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; (ii) all policies of isurance [and fidelity or surety bonds] insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and (iv) there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

                  (u) The Company is not now and, upon sale of the Shares to be issued and sold in accordance herewith and upon application of the net proceeds to the Company from such sale as described in the Prospectuses under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (v) Except as described in the Prospectuses, the Company and the Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws, regulations, rules, ordinances, judgments or decrees (including those of common law) relating to the protection of human health and safety, the workplace, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) have not received any written notice of a claim or violation pursuant to any Environmental Law except for such noncompliance, failure to receive required permits, licenses or other approvals, noncompliance with the terms and conditions of such permits, claims or actions that would not, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole. There are no past or present actions, omissions or conditions regarding the Company, the Subsidiaries or any real property upon which any of them conduct their respective business operations that are reasonably likely to form the basis of any claim or violation against the Company of any of the Subsidiaries (including releases or discharges of hazardous or toxic substances or wastes) under Environmental Laws except for such actions, omissions or conditions that would not individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (w) The Company has complied with all provisions of Florida Statutes, ss.517.075, relating to issuers doing business with Cuba.

                  (x) The Company has entered into the Recapital- ization Agreement (described in the Prospectuses under the caption "Description of Capital Stock--The Recapital-ization") (the "Recapitalization Agreement") and has taken all actions as are necessary and appropriate to cause the Recapitalization to occur and all conditions precedent to the consummation of the Recapitalization, other than the closing of the offerings contemplated by this Agreement and the International Underwriting Agreement, have been satisfied.

                  (y) The Company has an authorized, issued and outstanding capitalization as set forth in Part A of Annex [ ] and the holders of all capital stock of the Company, including holders of options, warrants or other rights to purchase such capital stock is as set forth in Part B of Annex [ ]. [Annex to be provided by MBP]

                  (z) After the consummation of the Recapital-ization, the Company will have an authorized, issued and outstanding capitalization as set forth in Part C of Annex [ ]. [Annex to be provided by MBP]

                (aa) The Company has entered into the New Credit Facility (as defined in the Prospectuses) in an aggregate principal amount of $[ ], of which (i) $[ ] will be available on the Closing Date to repay borrowings under the Credit Agreement and interest accrued thereunder and to repay all Subordinated Debt (as defined and described in the Prospectuses under the caption "Use of Proceeds") and (ii) at least $[ ] will be available on the Closing Date and thereafter for general corporate purposes, including the funding of restaurant acquisitions (including the Michigan Acquisition). All conditions to the borrowings to be made on the Closing Date (other than the closing of the offerings contemplated by this Agreement and the International Underwriting Agreement and the delivery by the Company of a borrowing certificate in accordance with the terms of the New Credit Facility) have been satisfied.

                (bb) The Company has received from BKC a Consent and Agreement Letter (the "BKC Consent Letter") pursuant to which, among other things, (i) BKC has given all consents required by it to consummate the transactions contemplated by this Agreement and the International Underwriting Agreement, including without limitation, its consent to the issuance and sale by the Company of the Underwritten Shares, the sale of Additional Shares by Lawrence Jaro and William Osborn and the amendments to the Company's certificate of incorporation and bylaws relating the Recapitalization and (ii) has consented to [DESCRIBE PUBLIC COMPANY CHANGES TO

FRANCHISE AGREEMENT AND UFOC REQUESTED BY THE COMPANY AND AGREED TO BY BKC].

                (cc) The Company and TJC Management Company ("TJC") have entered into an agreement (the "Termination Agreement") which will terminate the management consulting agreement between the Company and TJC dated September 1, 1994.

                (dd) The Company has entered into an agreement (the "PMI Agreement") with PMI Mezzanine Fund, L.P. ("PMI") pursuant to which it has agreed to repurchase warrants covering 71.22 shares of Class C Common Stock of the Company held by PMI on or prior to the closing hereunder on the Closing Date and all conditions precedent to the consummation of such repurchase have been satisfied, other than the closing of the offerings contemplated by this Agreement and the International Underwriting Agreement.

                (ee)  [Michigan Acquisition representation.]

                  8. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder represents and warrants to each U.S. Underwriter that:

                  (a) Such Selling Stockholder now has, and on any Option Closing Date will have, valid and marketable title to the Additional Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Prospectuses.

                  (b) Such Selling Stockholder now has, and on any Option Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver such Additional Shares in the manner provided in this Agreement and the International Underwriting Agreement, and upon delivery of and payment for such Additional Shares hereunder, the several U.S. Underwriters will acquire valid and marketable title to such Additional Shares free and clear of any lien, claim, security interest, or other encumbrance.

                  (c) This Agreement, the International Underwriting Agreement, the Custody Agreement and the Recapitalization Agreement have been duly authorized, executed and delivered by or on behalf of such Selling

Stockholder and are the valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their terms, except as rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                  (d) Neither the sale of the Additional Shares, the consummation of the Recapitalization, the execution, delivery or performance of this Agreement, the International Underwriting Agreement, the Custody Agreement or the Recapitalization Agreement by or on behalf of such Selling Stockholder nor the consummation by or on behalf of such Selling Stockholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act or compliance with the securities or Blue Sky laws governing the purchase and distribution of the Shares of various jurisdictions), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, or violates or will violate, any agreement (including any franchise agreement where, even if such Selling Shareholder is not a party, the Company or a Subsidiary is a party), indenture, lease or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of such Selling Stockholder's property or assets is subject, or violates or will violate any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Stockholder or to any property of such Selling Stockholder, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to the terms of any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound or to which any of the property or assets of such Selling Stockholder is subject.

                  (e) The Registration Statement and the Prospectuses, insofar as they relate to such Selling Shareholder, do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (f) The representations and warranties of such Selling Stockholder in the Custody Agreement are, and on the Closing Date and any Option Closing Date will be, true and correct.

                  (g) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements referred to in the Prospectuses.

                  (h) Such Selling Stockholder does not have any knowledge or any reason to believe that the Registration Statement or the Prospectuses (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (i) Prior to the Closing Date, such Selling Stockholder has entered into the Recapitalization Agreement and has taken all actions as are necessary and appropriate to cause the Recapitalization to occur and all conditions precedent to the consummation of the Recapitalization, other than the closing of the Offerings contemplated by this Agreement and the International Underwriting Agreement, have been satisfied.

                  9.  INDEMNIFICATION AND CONTRIBUTION.  (a)  The
Company and each Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each of you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any U.S. Prepricing Prospectus or in the Registration Statement or the U.S. Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such U.S. Underwriter or Manager furnished in writing to the Company by or on behalf of any U.S. Underwriter through you or by or on behalf of any Manager through a Lead Manager expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any U.S. Prepricing Prospectus shall not inure to the benefit of any U.S. Underwriter (or to the benefit of any person controlling such U.S. Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such U.S. Underwriter to any person if a copy of the U.S. Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such U.S. Prepricing Prospectus was corrected in the U.S. Prospectus, provided that the Company has delivered the U.S. Prospectus to the several U.S. Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company or any Selling Stockholder may otherwise have.

                  (b) If any action, suit or proceeding shall be brought against any U.S. Underwriter or any person controlling any U.S. Underwriter in respect of which indemnity may be sought against the Company or any Selling Stockholder, such U.S. Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such U.S. Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such U.S. Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such U.S. Underwriter or such controlling person and the indemnifying parties and such U.S. Underwriter or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such U.S. Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such U.S. Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any U.S. Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each U.S. Underwriter, but only with respect to information relating to such U.S. Underwriter furnished in writing by or on behalf of such U.S. Underwriter through you expressly for use in the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any such controlling person or any Selling Stockholder based on the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any U.S. Underwriter pursuant to this paragraph (c), such U.S. Underwriter shall have the rights and duties given to the Company and the Selling Stockholders by paragraph (b) above (except that if the Company or the Selling Stockholders shall have assumed the defense thereof such U.S. Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such U.S. Underwriter's expense), and the Company, its directors, any such officer, any such controlling person, and each Selling Stockholder shall have the rights and duties given to the U.S. Underwriters by paragraph
(b) above. The foregoing Indemnity agreement shall be in addition to any liability which any U.S. Underwriter may otherwise have.

                  (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus; provided that, in the event that the

U.S. Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Stockholders or the U.S. Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Selling Stockholders, and the underwriting discounts and commissions received by the U.S. Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the U.S. Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

                  (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any U.S. Underwriter or any person controlling any U.S. Underwriter, the Company, its directors or officers or the Selling Stockholders, any director, officer or partner of a Selling Stockholder or any person controlling the Company or any Selling Stockholder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any U.S. Underwriter or any person controlling any U.S. Underwriter, or to the Company, its directors or officers, or to any Selling Stockholder, any director, officer or partner of any Selling Stockholder or any person controlling the Company or any Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

                  (h) The liability of each Selling Shareholder under the indemnity and contribution agreements contained in this Section 9 shall be limited to an amount equal to the initial public offering price of the Additional Shares sold by such Selling Shareholder.

                10. CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS. The several obligations of the U.S. Underwriters to purchase the Firm Shares and the Additional Shares, as applicable, hereunder are subject to the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M. New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any U.S. Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your satisfaction.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth or results of operations of the Company or the Subsidiaries not contemplated by the Prospectuses, which in your opinion, as Representatives of the several U.S. Underwriters, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Stockholder which makes any statement made in the Prospectuses untrue or which, in the opinion of the Company and its counsel or the U.S. Underwriters and their counsel, requires the making of any addition to or change in the Prospectuses in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectuses to reflect such event or development would, in your opinion, as Representatives of the several U.S. Underwriters, materially adversely affect the market for the Shares.

                  (c) You shall have received on the Closing Date and any Option Closing Date, as applicable, an opinion of Mayer, Brown & Platt, counsel for the Company, dated the Closing Date or any Option Closing Date, as applicable, and addressed to you, as Representatives of the several U.S. Underwriters, in substantially the form attached hereto as Annex I.

                  (d) You shall have received on the Closing Date and any
Option Closing Date, as applicable, an opinion of [    ], counsel for the
Selling Stockholders, dated the Closing Date or any Option Closing Date, as applicable, and addressed to you, as Representatives of the several U.S. Underwriters, in substantially the form attached hereto as Annex II.

                  (e) You shall have received on the Closing Date and any Option Closing Date, as applicable, an opinion and a Rule 10b-5 statement of Cravath, Swaine & Moore, counsel for the U.S. Underwriters, dated the Closing Date or any Option Closing Date, as applicable, and addressed to you, as Representatives of the several U.S. Underwriters, with respect to matters agreed to by you.

                  (f) You shall have received letters addressed to you, as Representatives of the several U.S. Underwriters, and dated the date hereof and the Closing Date and any Option Closing Date, as applicable, from Deloitte & Touche LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                  (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date and any Option Closing Date, as applicable; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectuses (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectuses (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Significant Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(g) and in Section 10(h) hereof.

                  (h) The Company shall not have failed at or prior to the Closing Date and any Option Closing Date, as applicable, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or any Option Closing Date, as applicable.

                  (i) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct, on and as of the date hereof and on and as of any Option Closing Date as if made on and as of such Option Closing Date, and you shall have received a certificate, dated such Option Closing Date and signed by or on behalf of the Selling Stockholders to the effect set forth in this Section 10(i) and in Section 10(j) hereof.

                  (j) The Selling Stockholders shall not have failed at or prior to the Closing Date and any Option Closing Date, as applicable, to have performed or complied with any of their agreements contained in this Agreement or the International Underwriting Agreement and required to be performed or complied with by them at or prior to the Closing Date and any Option Closing Date, as applicable.

                  (k) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

                  (l) The Common Stock shall have been listed or approved for listing subject to notice of issuance, on the Nasdaq National Market.

                  (m) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the Closing Date.

                  (n) The Company shall have furnished or caused to be furnished to you an executed Recapitalization Agreement and the consummation of the Recapitalization shall have occurred concurrently with the closing hereunder on the Closing Date.

                  (o) The Company shall have furnished or caused to be furnished to you the lock-up letters from all officers, directors and current stockholders of the Company pursuant to Section 5(n) hereto on or prior to the Closing Date.

                  (p) The Company shall have furnished or caused to furnished to you an executed copy of the Termination Agreement on or prior to the Closing Date.

                  (q) The Company shall have furnished or caused to be furnished to you an executed copy of the BKC Consent Letter on or prior to the Closing Date.

                  (r) Concurrent with the Closing hereunder on the Closing Date, the Company shall have borrowed funds under the New Credit Facility that, together with the proceeds from the offerings contemplated by this Agreement and the International Underwriting Agreement, will be sufficient to consummate the transactions described under the caption "Use of Proceeds" in the Prospectuses.

                  (s) The Company shall have furnished or caused to be furnished to you an executed PMI Agreement and the consummation of the PMI Claw-back shall have occurred concurrently with the closing hereunder on the Closing Date.

                  (t)  [Michigan Acquisition condition.]

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

                  Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Stockholder and delivered to you, as Representatives of the U.S. Underwriters, or to counsel for the U.S. Underwriters, shall be deemed a representation and warranty by the Company, the Selling Stockholders or the particular Selling Stockholder, as the case may be, to each U.S. Underwriter as to the statements made therein.

                11. EXPENSES. The Sellers (in proportion to the number of Shares being offered by each of them, including any Additional Shares which the U.S. Underwriters shall have elected to purchase) agree to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the Nasdaq National Market; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders.

                12. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several U.S. Underwriters, by notifying the Company and the Selling Stockholders.

                  If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting U.S. Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date, each non-defaulting U.S. Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in
Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting U.S. Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting U.S. Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting U.S. Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "U.S. Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting U.S. Underwriter is obligated, but fails or refuses, to purchase.

                  Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                13. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any U.S. Underwriter to the Company or any Selling Stockholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Illinois shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the U.S. Prospectus or to enforce contracts for the resale of the Shares by the U.S. Underwriters.

                  Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                14. INFORMATION FURNISHED BY THE U.S. UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and the statements in the first, second, fourth, ninth, tenth, twelfth and fifteenth paragraphs under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus constitute the only information furnished by or on behalf of the U.S. Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

                15. MISCELLANEOUS. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company at the office of the Company at, AmeriKing, Inc., 2215 Enterprise Drive, Suite 1502, Westchester, IL 60154, Attention: Lawrence E. Jaro, Chairman; (ii) if to the Selling Stockholders, at [ ]; or (iii) if to you, as Representatives of the several U.S. Underwriters, care of Smith Barney Inc., [388 Greenwich Street, New York, New York 10013], Attention: Manager, Investment Banking Division.

                  This Agreement has been and is made solely for the benefit of the several U.S. Underwriters, the Company, its directors and officers, the other controlling persons referred to in Section 9 hereof, and the Selling Stockholders and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any U.S. Underwriter of any of the Shares in his status as such purchaser.

                16. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several U.S. Underwriters.


                                      Very truly yours,

                                      AMERIKING, INC.


                                      By
                                         -------------------------------------
                                         Name: Lawrence E. Jaro
                                         Title: Chief Executive Officer


                                      Each of the Selling Stockholders
                                      named in Schedule I hereto


                                      By
                                         -------------------------------------
                                         Name:  [                ]
                                         Title: Attorney-in-Fact


                                      By
                                         -------------------------------------
                                         Name:  [                ]
                                         Title: Attorney-in-Fact

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several U.S.
Underwriters named in Schedule II
hereto.

SMITH BARNEY INC.
PAINEWEBBER INCORPORATED
EVEREN SECURITIES, INC.

   As Representatives of the Several U.S. Underwriters

By SMITH BARNEY INC.


By
   ------------------------------------
   Name:
   Title:

                                                                 SCHEDULE I


                                AMERIKING, INC.


Additional Shares
                                                              Number of
Selling Stockholders                                          Additional Shares








                  Total........                               _________________

                                                                   SCHEDULE II


                                AMERIKING, INC.



                                                     Number of
Underwriter                                          Firm Shares

Smith Barney Inc. ___

PaineWebber Incorporated

EVEREN Securities, Inc.

[                     ]

[                     ]

[                     ]                              -----------

     Total ...........






















         Total_____